Exhibit 99.(17)(A)

Strategic Partners Mutual Funds, Inc.
Strategic Partners High Yield Bond Fund
Gateway Center Three
PRUDENTIAL INVESTMENTS	100 Mulberry Street, 14th Floor
GATEWAY CENTER THREE	Newark, NJ 07102-4077
100 MULBERRY STREET, 14TH FLOOR
NEWARK, NJ 07102-4077

PROXY

Common Stock, $.001 par value per share

Special Meeting of Shareholders (Meeting)

November 16, 2006, 5:00 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Jonathan D. Shain, Grace C. Torres and Deborah A. Docs as Proxies, or any of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Strategic Partners High Yield Bond Fund held of record by the undersigned on August 18, 2006 at the Meeting to be held on November 16, 2006, or any adjournment thereof.

The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and revokes any Proxy heretofore given.

The shares represented by this proxy, when this proxy is properly executed will be voted in the manner directed herein by the undersigned shareholder. The proxy will be voted for proposal no. 1 if you do not specify otherwise. Please refer to the proxy statement and prospectus dated September 7, 2006 for discussion of the proposal.

If voting by mail, please mark, sign and date this proxy card where indicated and return it promptly using the enclosed envelope which requires no postage if mailed in the United States.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

TO VOTE BY TELEPHONE

1) Read the Proxy Statement and have this Proxy card below at hand.

2) Call 1-800-454-8683 if the fund shares are held on your behalf in a brokerage account.  Call 1-800-690-6903 if fund shares held in your own name.

3) Follow the instructions.

TO VOTE BY INTERNET

1) Read the Proxy Statement and have the proxy card below at hand.

2) Go to Web site www.proxyvote.com.

3) Follow the instructions provided on the website.

TO VOTE BY MAIL

1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PLEASE KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

Strategic Partners Mutual Funds, Inc.

Strategic Partners High Yield Bond Fund

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

VOTE ON PROPOSAL

For	Against	Abstain

1.                                       To approve a Plan of Reorganization whereby all of the assets and liabilities of Strategic Partners High Yield Bond Fund will be transferred to, and assumed by, Dryden High Yield Fund, Inc., in exchange for shares of Dryden High Yield Fund, Inc., and the cancellation of all of the shares of Strategic Partners High Yield Bond Fund .

For address changes and/or comments, please check this box and write them on the back.

Please be sure to sign and date this Proxy.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date